                                                               EXHIBIT 21.1

LIST OF SIGNIFICANT SUBSIDIARIES OF MTL INC.

                NAME OF SUBSIDIARY             STATE OF INCORPORATION PERCENTAGE OWNED
                ------------------             ---------------------- ----------------
       1. Montgomery Tank Lines, Inc.          Illinois                     100%
       2. Quality Carriers, Inc.               Virginia                     100%
       3. Lakeshore Leasing, Inc.              Indiana                      100%
       4. Mexico Investments, Inc.             Florida                      100%
       5. MTL of Nevada                        Nevada                       100%
       6. Chemical Leaman Corporation          Pennsylvania                 100%
       7. Chemical Properties, Inc.            Pennsylvania                 100%
       8. Capacity Management Systems, Inc.    Pennsylvania                 100%
       9. Core Logistics Management, Inc.      Delaware                     100%
      10. EnviroPower, Inc.                    Delaware                     100%
      11. Pickering Way Funding Corp.          Delaware                     100%
      12. Power Purchasing, Inc.               Delaware                     100%
      13. American Transinsurance Group, Inc.  Delaware                     100%
      14. Chemical Leaman Tank Lines, Inc.     Delaware                     100%
      15. Fleet Transport Company, Inc.        Delaware                     100%
      16. Quala Systems, Inc.                  Delaware                     100%
      17. CLT Services, Inc.                   Delaware                     100%
      18. Leaman Logistics, Inc.               Delaware                     100%
      19. Transplastics, Inc.                  Delaware                     100%
      20. QSI Services, Inc.                   Delaware                     100%
      21. Levy Transport Ltd.                  Quebec, Canada               100%

  Additionally, MTL Inc. has a 1% ownership interest in MTL de Mexico, S.A. de C.V., a Mexican corporation. Mexico Investments, Inc., a wholly owned subsidiary of MTL Inc. owns the remaining 99% interest in MTL de Mexico.